UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.    )

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AIR INDUSTRIES GROUP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AIR INDUSTRIES GROUP

360 Motor Parkway, Suite 100

Hauppauge, New York 11788

October 16, 2018

Dear Stockholders:

On behalf of the Board of Directors, you are cordially invited to attend the 2018 Annual Meeting of Stockholders of Air Industries Group. The Annual Meeting will be held on Thursday, November 29, 2018 at 10:00 a.m. Eastern Time at the offices of Air Industries Group, 360 Motor Parkway, Suite 100, Hauppauge, New York 11788. The formal Notice of Annual Meeting is set forth in the enclosed material.

The matters expected to be acted upon at the Annual Meeting are described in the attached Proxy Statement. At the Annual Meeting, stockholders will have the opportunity to ask questions and comment on our business operations.

It is important that your views be represented. If you request a proxy card, please mark, sign and date the proxy card when received and return it promptly in the self-addressed, stamped envelope we will provide. No postage is required if this envelope is mailed in the United States. You also have the option of voting your proxy via the Internet at www.proxyvote.com or by calling toll free via a touch-tone phone at 1-800-690-6903. Proxies submitted by telephone or over the Internet must be received by 11:59 p.m. Eastern Time on November 28, 2018. Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can attend the Annual Meeting and cast your vote in person. If you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

We appreciate your investment in Air Industries Group and urge you to cast your vote as soon as possible.

Sincerely,

/s/ Luciano Melluzzo
President and Chief Executive Officer

AIR INDUSTRIES GROUP

360 Motor Parkway, Suite 100

Hauppauge, NY 11788

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2018 Annual Meeting of Stockholders of Air Industries Group will be held at the offices of Air Industries Group, 360 Motor Parkway, Suite 100, Hauppauge, New York 11788 on Thursday, November 29, 2018, beginning at 10:00 a.m. Eastern Time for the following purposes:

1.	to elect seven directors;

2.	to approve the issuance of shares of Common Stock to Michael Taglich, Robert Taglich and Taglich Brothers, Inc. in connection with the private placement of our Subordinated Notes due May 31, 2019 in accordance with the applicable rules of the NYSE American Stock Exchange;

3.	to ratify the appointment of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

4.	to transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on October 4, 2018 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors,

/s/ Luciano Melluzzo
President and Chief Executive Officer

October 16, 2018

Please mark, sign and date the enclosed proxy card and

return it promptly in the enclosed self-addressed, stamped envelope.

 To vote via the Internet or telephone:

Internet: www.proxyvote.com

Phone: 1-800-690-6903

TABLE OF CONTENTS

Page
General Information; Frequently Asked Questions About the Annual Meeting and Voting	1
Proposal One — Election of Directors	5
Information Concerning the Board of Directors	7
Information Concerning Executive Officers	11
Security Ownership of Certain Beneficial Owners and Management	18
Audit Committee Report	20
Proposal Two -- Approval of Issuance of Shares to Michael Taglich, Robert Taglich and Taglich Brothers, Inc. in Connection with Private Placement of Subordinated Notes due May 31, 2019	21
Proposal Three -- Ratification of Independent Registered Public Accounting Firm	22
Stockholder Proposals	23
Other Matters	23
Annual Meeting
Documents Accompanying this Proxy Statement:
Annual Report on Form 10-K for the Year Ended December 31, 2017

AIR INDUSTRIES GROUP

360 Motor Parkway, Suite 100

Hauppauge, NY 11788

PROXY STATEMENT

General Information

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Air Industries Group, a Nevada corporation (the “Company,”  “we,” “our” or “us”), of proxies to be voted at our 2018 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) and at any adjournment or postponement of the Meeting. The Annual Meeting will take place on Thursday, November 29, 2018, beginning at 10:00 a.m., Eastern Time, at our offices, 360 Motor Parkway, Suite 100, Hauppauge, New York 11788.

This Proxy Statement, the Notice of Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and accompanying proxy are being furnished to holders of our common stock, par value $0.001 per share, on or about October 16, 2018. Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

Frequently Asked Questions About the Annual Meeting and Voting

1.	Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of October 4, 2018 (the “Record Date”) are entitled to receive the Notice of Annual Meeting and to vote their shares at the Meeting. Holders of our common stock on the Record Date are entitled to one vote for each share held of record on the Record Date.

2.	How many shares of common stock are “outstanding”?

As of October 4, 2018, there were 26,413,737 shares of common stock outstanding and entitled to be voted at the Annual Meeting.

3.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are the “stockholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying materials have been provided directly to you by Air Industries Group.

If your shares are held through a broker, bank or other holder of record, you hold your shares in “street name” and you are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet. Absent instructions from you, under applicable regulatory requirements, your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm for fiscal 2018, but may not vote your shares on the election of directors, approval of the issuance of shares to Michael Taglich, Robert Taglich and Taglich Brothers, Inc. in connection with the private placement of our Subordinated Notes due May 31, 2019 or any of the other proposals to be voted on at the Annual Meeting.

4.	Why did I receive a notice of internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the rules of the U.S. Securities and Exchange Commission (“SEC”), we are permitted to furnish proxy materials, including this proxy statement and our annual report, to stockholders by providing access to these documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request so. Instead, the notice provides instructions on how to access and review the proxy materials on the internet. The notice also provides instructions on how to submit your proxy and voting instructions via the internet. If you would like to receive a printed copy or an electronic copy (via email) of our proxy materials, please follow the instructions for requesting the materials in the notice.

5.	How do I vote?

You may vote using any of the following methods:

By mail

Complete, sign and date the accompanying proxy or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

By telephone or on the Internet

Air Industries Group has established telephone and Internet voting procedures for stockholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m., Eastern Time, on November 28, 2018.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy or voting instruction card.

Telephone.    You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

Internet.    The website for Internet voting is www.proxyvote.com. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

In person at the Annual Meeting

Stockholders who attend the Annual Meeting may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.

Your vote is important. Please complete your proxy card promptly to ensure that your vote is received timely.

6.	What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

●	giving written notice to the Corporate Secretary of the Company;

●	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

●	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

7.	How will your proxy vote your shares?

Your proxy will vote according to your instructions. If you vote by mail and complete, sign, and return the proxy card but do not indicate your vote, your proxy will vote “FOR” each of the director nominees, “FOR” approval of the issuance of shares to Michael Taglich, Robert Taglich and Taglich Brothers, Inc. (collectively, the “Taglich Parties”) in connection with the private placement of our Subordinated Notes due May 31, 2019 (the “Note Offering”) and “FOR” ratification of the appointment of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018, which votes represent the recommendations of the Board with respect to such matters. The Board does not intend to bring any other matter for a vote at the Annual Meeting, and neither we nor the Board knows of anyone else who intends to do so. However, on any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their best judgment.

8.	Where can you find the voting results?

We intend to announce the preliminary voting results at the Annual Meeting and will publish the final results in a Current Report on Form 8-K, which we will file with the SEC no later than four business days following the Annual Meeting. If the final voting results are unavailable in time to file a current report on Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose the preliminary results and, within four business days after the final results are known, will file an additional current report on Form 8-K with the SEC to disclose the final voting results.

9.	What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, the approval of the issuance of shares to the Taglich Parties in connection with the Note Offering or any other proposal, in which case a broker non-vote will occur and your shares will not be voted on these matters.

10.	What is a quorum for the Annual Meeting?

The presence of the holders of shares of common stock representing 13,206,869 votes, a majority of the common stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

11.	What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Election of Directors

Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the seven persons receiving the highest number of affirmative "for" votes at the Annual Meeting will be elected.  Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee.

Approval of Issuance of Shares to the Taglich Parties in connection with the Note Financing

The votes cast “for” must exceed the votes cast “against” to approve the issuance of shares to the Taglich Parties in connection with the Note Financing. Abstentions are not counted as votes “for” or “against” this proposal. The 204,999 shares issued to the Taglich Parties in connection with the Note Financing may not be voted on this proposal. Consequently, the votes of the holders of only 26,208,738 shares of common stock will determine whether the issuance of 204,999 shares to the Taglich Parties in connection with the Note Offering are approved in accordance with the applicable rules of the NYSE American.

Ratification of Rotenberg Meril Solomon Bertiger & Guttilla, P.C as our independent registered public accounting firm

The votes cast “for” must exceed the votes cast “against” to approve the ratification of Rotenberg Meril Solomon Bertiger & Guttilla, P.C as our independent registered public accounting firm. Abstentions are not counted as votes “for” or “against” this proposal.

12.	How will my shares be voted at the Annual Meeting?

At the Meeting, the Board of Directors (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

●	FOR the election of each of the director nominees named in this Proxy Statement;

●	FOR approval of the issuance of shares to the Taglich Parties in connection with the Note Offering; and

●	FOR ratification of the appointment of Rotenberg Meril Solomon Bertiger & Guttilla, P.C as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

13.	Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we did not know of any matters to be presented at the Annual Meeting, other than those referred to in this Proxy Statement.

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the individuals named as proxies on the enclosed proxy card will have the discretion to vote on your behalf.

14.	Who will pay for the cost of the Annual Meeting and this proxy solicitation?

The Company will pay the costs associated with the Annual Meeting and solicitation of proxies, including the costs of transmitting the proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy materials to their principals, and we will reimburse them for their expenses. We have retained Broadridge Issuer Corporate Solutions, Inc. to assist in the mailing, collection and administration of proxies. We have not retained a soliciting agent to assist in the solicitation of proxies.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL ONE:

Election of Directors

Nominees

At the Annual Meeting, seven directors, who have been nominated by the Nominating Committee of the Board of Directors, are to be elected, each to hold office (subject to our By-Laws) until the next annual meeting and until his successor has been elected and qualified. All of the nominees for director currently serve as directors.

Each nominee has consented to being named as a nominee in this proxy statement and to serve if elected. If any nominee listed in the table below should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, for a motion to reduce the membership of the Board of Directors to the number of nominees available. The seven nominees receiving the highest number of affirmative "for" votes at the Annual Meeting will be elected. The information concerning the nominees and their security holdings has been furnished by them to us.

Directors are nominated by our Board of Directors, based on the recommendations of the Nominating Committee. As discussed elsewhere in this proxy statement, in evaluating director nominees, the Nominating Committee considers characteristics that include, among others, integrity, business experience, financial acumen, leadership abilities, familiarity with our businesses and businesses similar or analogous to ours, and the extent to which a candidate’s knowledge, skills, background and experience are already represented by other members of our Board of Directors. Listed below are our director nominees with their biographies.

Name of Nominee	Age
Michael N. Taglich	53
Robert F. Taglich	51
David J. Buonnano	62
Peter D. Rettaliata	67
Robert C. Schroeder	51
Michael Brand	60
Michael D. Porcelain	49

Michael N. Taglich has been Chairman of our Board of Directors since September 22, 2008. He is Chairman and President of Taglich Brothers, a New York City based securities firm which he co-founded in 1992 and which is focused on public and private micro-cap companies.  Mr. Taglich is currently Chairman of the Board of Mare Island Dry Dock LLC, a company engaged in ship repair services, and BioVentrix, Inc., a privately held medical device company whose products are directed at heart failure. He also serves as a Director of Bridgeline Digital Inc., a publicly traded company, Icagen Inc., a reporting but not trading company engaged in early stage pharmaceutical research, Decision Point Systems Inc., a private company engaged in Field service automation, Dilon Technologies, a private medical device company and Autonet Mobile Inc., a private company focused on connecting automobiles to the internet.   Mr. Taglich’s extensive experience in the capital markets and his knowledge of the aerospace industry qualify him to serve as a Director.

Robert F. Taglich has been a director of our company since 2008. He is a Managing Director of Taglich Brothers, which he co-founded in 1992. Prior to founding Taglich Brothers, Mr. Taglich was a Vice President at Weatherly Securities. Mr. Taglich has served in various positions in the securities brokerage industry for the past 25 years. Mr. Taglich serves on the board of privately held BioVentrix, Inc., a medical device company whose products are directed at heart failure. Mr. Taglich holds a Bachelor’s degree from New York University. Mr. Taglich’s extensive experience in the capital markets and his knowledge of the aerospace industry qualify him to serve as a Director.

David J. Buonanno has been a director of our company since 2008. He is the Founder and President of Buonanno Enterprises Consulting, providing strategic management, supply chain/operations and recruitment services to aerospace and defense industry clients. Mr. Buonanno has extensive experience in manufacturing, supply management and operations. He was employed by Sikorsky Aircraft, Inc., a subsidiary of United Technologies Corporation, as Vice President, Supply Management and International Offset (from January 1997 to July 2006) and as Director, Systems Subcontracts (from November 1992 to January 1997). From May 1987 to November 1992, he was employed by General Electric Company serving as Operations Manager and Manager, Program Materials Management of GE’s Astro-Space Division. From June 1977 to May 1987, he was employed by RCA and affiliated companies. Mr. Buonanno attended Lehigh University College of Electrical Engineering and holds a B.S. in Business Administration from Rutgers University. He completed the Program for Management Development at Harvard Business School in 1996. Mr. Buonanno’s extensive experience in the aerospace and defense industries and familiarity with the operations of companies in the industry qualify him to serve as a Director.

Peter D. Rettaliata has been a director of our company since 2005. He served as our Acting President and Chief Executive Officer from March 2, 2017 to November 15, 2017, and served as our President and Chief Executive Officer from November 30, 2005 to December 31, 2014. He also served as the President of our wholly-owned subsidiary, AIM, from 1994 to 2008. Prior to his involvement at AIM, Mr. Rettaliata was employed by Grumman Aerospace Corporation for twenty-two years, where he attained the position of Senior Procurement Officer. Professionally, Mr. Rettaliata has served as the Chairman of “ADDAPT”, an organization of regional aerospace companies, as a member of the Board of Governors of the Aerospace Industries Association, and as a member of the Executive Committee of the AIA Supplier Council. He is a graduate of Niagara University where he received a B.A. in History and Harvard Business School where he completed the PMD Program. Mr. Rettaliata’s extensive experience in the aerospace industry and his knowledge of our operations qualify him to serve as a Director.

Robert C. Schroeder has been a director of our company since 2008. He is Vice President - Investment Banking of Taglich Brothers and specializes in advisory services and capital raising for small public and private companies. Mr. Schroeder joined Taglich Brothers in April 1993 as an Equity Analyst publishing sell-side research. Prior to joining Taglich Brothers, he served in various positions in the brokerage and public accounting industry. Mr. Schroeder also serves as a director of the following publicly traded companies: DecisionPoint Systems, Inc., a leading provider and integrator of Enterprise Mobility, Wireless Applications and RFID solutions, and Intellinetics, Inc., a provider of cloud-based enterprise content management solutions. Mr. Schroeder received a B.S. degree in accounting and economics from New York University. He is a Chartered Financial Analyst and a member of the Association for Investment Management and Research and a member of the New York Society of Security Analysts. Mr. Schroeder’s extensive experience in the capital markets qualify him to serve as a Director.

Michael Brand has been a director of our company since 2012, and from March 2017 to November 2017 served as a consultant to our company focused on day to day production issues, scheduling of the products to be manufactured and related operational issues such as the maintenance of appropriate inventory levels. He was the President of Goodrich Landing Gear, a unit of Goodrich Corporation, from July 2005 to June 2012. Prior to joining Goodrich for over 25 years he held senior management positions in the Aerospace industry. He began his career at General Electric Corporation and rose to senior management in its jet engine manufacturing operations. Mr. Brand is a graduate of Clarkson University, with advanced degrees and certificates from Xavier University and the Wharton School. Mr. Brand’s extensive experience in the aerospace and defense industries and familiarity with the operations of companies in the industry qualify him to serve as a Director.

Michael Porcelain has a director of our company since October 23, 2017. Mr. Porcelain has been Senior Vice President and Chief Financial Officer of Comtech Telecommunications Corp., a publicly traded company and leading provider of advanced communication solutions for both commercial and government customers worldwide, since March 2006, and from 2002 to March 2006, he served as Vice President of Finance and Internal Audit of Comtech. From 1998 to 2002, Mr. Porcelain was Director of Corporate Profit and Business Planning for Symbol Technologies, a mobile wireless information solutions company. Previously, he spent five years in public accounting holding various positions, including Manager in the Transaction Advisory Services Group of PricewaterhouseCoopers. Since 1998, he has owned and operated The Independent Adviser Corporation, a privately held company which holds the rights to use certain intellectual properties and trademarks (including various Internet websites) related to the financial planning and advisory industry. Mr. Porcelain is an Adjunct Professor at St. John’s University located in New York where he teaches graduate level accounting courses. Mr. Porcelain has a B.S. in Business Economics from State University of Oneonta, New York, a M.S. in Accounting and an M.B.A. degree from Binghamton University. Mr. Porcelain’s knowledge and experience in accounting matters qualify him to serve as a Director.

Michael N. Taglich and Robert F. Taglich are brothers.

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. Employee directors do not receive any compensation for their services as directors. Non-employee directors are entitled to receive compensation for serving as directors and may receive option grants from our company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE

Information Concerning the Board of Directors

Board Leadership Structure and Risk Oversight

The Board does not have a policy requiring separation of the roles of Chief Executive Officer and Chairman of the Board. Nevertheless, Michael N. Taglich is Chairman of the Board and Lou Melluzzo is Chief Executive Officer of the Company.

The Board has determined that a non-employee director serving as Chairman is in the best interests of our stockholders at this time. This structure ensures a greater role of non-employee Directors in the active oversight of our business, including risk management oversight, and in setting agendas and establishing Board priorities and procedures. This structure also allows the Chief Executive Officer to focus to a greater extent on the management of our day-to-day operations.

The Board of Directors as a whole is responsible for consideration and oversight of risks facing the Company, and is responsible for ensuring that material risks are identified and managed appropriately. Certain risks are overseen by committees of the Board of Directors and these committees make reports to the full Board of Directors, including reports on noteworthy risk-management issues. Members of the Company’s senior management team regularly report to the full Board about their areas of responsibility and a component of these reports is risk within the area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risks is conducted as needed or as requested by the Board or one of its committees.

Board Independence

Our Board of Directors has determined that Robert Schroeder, David Buonanno, Peter Rettaliata , Michael Brand and Michael Porcelain are “independent directors” within the meaning of NYSE American Rule 803A(2).

Director Compensation

Non-employee Directors are entitled to receive compensation for serving as directors and may receive option grants from our company. Each Director also is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our Board of Directors or committees of our Board of Directors or shareholder meetings or otherwise in connection with the discharge of his duties as a Director. The compensation committee will assist the directors in reviewing and approving the compensation structure for our directors.

The following table sets forth certain information regarding the compensation paid to, earned by or accrued for, our directors during the fiscal year ended December 31, 2017.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Michael N. Taglich	1,021	56,479	--	—	—	—		57,500
Robert F. Taglich	1,021	56,479	--	—	—	—		57,500
Robert Schroeder	15,447	14,053	--	—	—	—		29,500
David Buonanno	29,500	--	--	—	—	43,105	(3)	72,605
Seymour G. Siegel(2)	38,330	--	--	—	—	—		38,330
Michael Brand	5,896	28,104	48,100	—	—	164,200	(3)	246,300
Michael Porcelain(4)	6,166	--	--	—	—	—		6,166

(1)	Director fees paid in shares.
(2)	Mr. Siegel resigned on October 23, 2017.
(3)	Consulting fees.
(4)	Mr. Porcelain was appointed a director on October 23, 2017.

Board Meetings; Committees and Membership

The Board of Directors held six meetings during the fiscal year ended December 31, 2017 (“fiscal 2017”). During fiscal 2017, each of the directors then in office attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which such director served.

We maintain the following committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating Committee. Each committee is comprised entirely of directors who are “independent” within the meaning of NYSE American Rule 803A(2). Each committee acts pursuant to a separate written charter, and each such charter has been adopted and approved by the Board of Directors. Copies of the committee charters are available on our website at airindustriesgroup.com under the heading “Investor Relations.”

Audit Committee. Messrs. Porcelain, Schroeder and Buonanno are members of the Audit Committee. Mr. Porcelain serves as Chairman of the Audit Committee and also qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K. The Board has determined that each member of our Audit Committee meets the financial literacy requirements under the Sarbanes-Oxley Act and SEC rules and the independence requirements under NYSE American Rule 803A(2).

Our Audit Committee is responsible for preparing reports, statements and charters of audit committees required by the federal securities laws, as well as:

●	overseeing and monitoring the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, and our internal accounting and financial controls;

●	preparing the report that SEC rules require be included in our annual proxy statement;

●	overseeing and monitoring our independent registered public accounting firm’s qualifications, independence and performance;

●	providing the Board with the results of its monitoring and its recommendations ; and

●

providing to the Board additional information and materials as it deems necessary to make the Board aware of significant financial matters that require the attention of the Board.

The Audit Committee held six meetings during fiscal 2017.

Compensation Committee. Our Compensation Committee is composed of Messrs. Buonanno, Brand and Porcelain. The Compensation Committee is responsible for:

●	establishing the Company’s general compensation policy, in consultation with the Company’s senior management, and overseeing the development and implementation of compensation programs;

●	reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, and evaluating the performance of the CEO at least annually in light of those goals and objectives and communicating the results of such evaluation to the CEO and the Board, and determining the CEO’s compensation level based on this evaluation, subject to ratification by the independent directors on the Board. In determining the incentive component of CEO compensation, the Committee will consider, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, the awards given to the CEO in past years, and such other factors as the Committee may determine to be appropriate;

●	reviewing and approving the compensation of all other executive officers of the Company, such other managers as may be directed by the Board, and the directors of the Company;

●	overseeing the Board’s benefit and equity compensation plans, overseeing the activities of the individuals and committees responsible for administering these plans, and discharging any responsibilities imposed on the Committee by any of these plans;

●	approving issuances under, or any material amendments to, any stock option or other similar plan pursuant to which a person not previously an employee or director of the Company, as an inducement material to the individual’s entering into employment with the Company, will acquire stock or options;

●	in consultation with management, overseeing regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve related tax objectives;

●	reviewing and approving any severance or similar termination payments proposed to be made to any current or former officer of the Company; and

●

preparing an annual report on executive compensation for inclusion in our proxy statement for the election of directors, if required under the applicable SEC rules.

The Compensation Committee held two meetings during fiscal 2017.

Nominating Committee. Our Nominating Committee is composed of Messrs. Schroeder, Brand and Porcelain. The purpose of the Nominating Committee is to seek and nominate qualified candidates for election or appointment to our Board of Directors. The Nominating Committee held two meetings during fiscal 2017.

The Nominating Committee will seek candidates for election and appointment that possess the integrity, leadership skills and competency required to direct and oversee the Company’s management in the best interests of its stockholders, customers, employees, communities it serves and other affected parties.

A candidate must be willing to regularly attend Committee and Board of Directors meetings, to develop a strong understanding of the Company, its businesses and its requirements, to contribute his or her time and knowledge to the Company and to be prepared to exercise his or her duties with skill and care. In addition, each candidate should have an understanding of all corporate governance concepts and the legal duties of a director of a public company.

Stockholders may contact the Nominating Committee Chairman, the Chairman of the Board or the Corporate Secretary in writing when proposing a nominee. This correspondence should include a detailed description of the proposed nominee’s qualifications and a method to contact that nominee if the Nominating Committee so chooses.

Stockholder Communications

Any stockholder who desires to contact any of our Directors can write to Air Industries Group, 360 Motor Parkway, Suite 100, Hauppauge, NY 11788 Attention: Stockholder Relations. Your letter should indicate that you are an Air Industries Group stockholder. Depending on the subject matter, our stockholder relations personnel will:

●	forward the communication to the Director(s) to whom it is addressed;

●	forward the communication to the appropriate management personnel;

●	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

●	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, Executive Officers and beneficial owners of more than 10% of our common stock to file with the SEC reports of their holdings of, and transactions in, our common stock. Based solely upon our review of copies of such reports and written representations from reporting persons that were provided to us, we believe that our officers, directors and 10% stockholders complied with these reporting requirements with respect to 2017, except that Form 4s reporting the grant of stock options to Messrs. Rettaliata, Recca and Brand on July 24, 2017 and the receipt by Michael N. Taglich and Robert F. Taglich of pay-in-kind securities in lieu of accrued interest or dividends with respect to our securities issued in private placements and the indirect beneficial ownership by Michael N. Taglich and Robert F. Taglich of subordinated convertible promissory notes issued to Taglich Brothers, Inc., of which they are the principals, in lieu of payment of sales commissions for acting as placement agent for certain private placements of our securities and the receipt by Taglich Brothers, Inc. of pay-in-kind securities in lieu of accrued interest or dividends with respect to our securities issued in private placements were not timely filed.

Policy Regarding Attendance of Directors at Annual Meetings of Stockholders

We have not established a formal policy regarding director attendance at our annual meetings of stockholders, although we encourage our directors to attend the annual meeting.

Code of Ethics

We have adopted a written code of ethics that applies to our principal executive officers, senior financial officers and persons performing similar functions. Upon written request to our corporate secretary, we will provide you with a copy of our code of ethics, without cost.

Information Concerning Executive Officers

Our Executive Officers are set forth in the table below along with their ages and positions. Each Executive Officer holds the offices set forth opposite his successor is chosen.

Name	Age	Office
Luciano (Lou) Melluzzo	53	President and Chief Executive Officer
Michael E. Recca	67	Chief Financial Officer

Luciano (Lou) Melluzzo has been our President and Chief Executive Officer since November 15, 2017. He joined our company on September 11, 2017 as Chief Operating Officer. From November 2003 to September 2011, Mr. Melluzzo was employed in various capacities by EDAC Technologies Corporation (“EDAC”), a designer, manufacturer and distributor of precision aerospace components and assemblies, precision spindles and complex fixturing, tooling and gauging with design and build capabilities, whose shares were then listed on the Nasdaq Capital Market. He served as EDAC’s Vice President and Chief Operating Officer from November 2005 until February 2010. From September 2011 to November 2015, Mr. Melluzzo was self-employed in the residential real estate redevelopment industry. From November 2015 to January 2017, he was general manager of Polar Corporation, a privately-held company specializing in computer numeric controlled milling and turning of small hardware components for the aerospace industry.

Michael E. Recca has been our Chief Financial Officer since October 1, 2016. Mr. Recca has been engaged by us since September 2008 in a variety of positions related to our capital finance and acquisition programs. Most recently he served as Chief of Corporate Development & Capital Markets, a position in which he directed our acquisition program and coordinated with our lenders. Mr. Recca received a Bachelor of Arts degree from the SUNY Stony Brook and an MBA from Columbia University.

Executive Compensation

 The following summary compensation table shows, for the periods indicated, information regarding the compensation awarded to, earned by or paid to each individual that served as our principal executive officer during the fiscal year ended December 31, 2017 (the “2017 fiscal year”) and each other executive officer whose compensation for the 2017 fiscal year exceeded $100,000 for all services rendered in all capacities to our company and its subsidiaries. The individuals listed in the following table are referred to herein collectively as our “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity Incentive Plan Information ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)		Total ($)

Daniel R. Godin(1)	2017	77,037	—	—	—	—	—	3,200	(5)	80,237
President and CEO	2016	244,995	—	—	—	—	—	9,600	(5)	254,595

Luciano Melluzzo(2)	2017	80,769	—	—	218,700	—	—	2,475	(5)	301,944
President and CEO

Peter D. Rettaliata(3)	2017	33,336	—	—	48,100	—	—	50,004	(6)	131,440
Acting President and CEO

Michael Recca(4)	2017	200,000	—	—	48,100	—	—	5,400	(5)	253,500
CFO	2016	0	--	--	--	--	--	--		0

(1)	Mr. Godin resigned as our President and CEO effective as of March 24, 2017.

(2) (3)	Mr. Melluzzo was appointed President and CEO on November 15, 2017. Mr. Rettaliata served as Acting President and CEO from March 24, 2017 until November 15, 2017.
(4)	Mr. Recca was appointed Chief Financial Officer on October 1, 2016.

(5)	Represents car allowance.
(6)	Director’s fees.

None of our executive officers or key employees named in the above table has an employment agreement providing for a fixed term of employment. All are employees at will terminable at any time without any severance, other than that payable to employees generally.

Peter D. Rettaliata receives $50,000 per annum for serving as a director of, and consultant to, our company.

Lou Melluzzo receives an annual base salary of $280,000 and is entitled to a bonus based upon performance criteria to be determined. In addition, we have agreed to pay Mr. Melluzzo a car allowance of $900 per month and he will be eligible to participate in such health and welfare plans as are made available to our executives generally. We also have granted Mr. Melluzzo options to purchase 270,000 shares at an exercise price of $1.50 per share. Options to purchase 90,000 shares vested upon commencement of employment, and options to purchase an additional 90,000 shares vest on each of October 1, 2018 and October 1, 2019. The options expire on September 30, 2024. We also have granted Mr. Melluzzo a relocation allowance of $50,000, subject to recoupment if he terminates his employment prior to October 1, 2019. Although we have the right to terminate Mr. Melluzzo’s employment at any time upon thirty days’ prior written notice, we have agreed to pay him a severance benefit in an amount equal to his base salary for a period of three months following the termination of his employment.

Michael E. Recca receives a salary of $200,000 per annum for serving as our Chief Financial Officer.

Executive Compensation Policies as They Relate to Risk Management

The Compensation Committee and management have considered whether our compensation policies might encourage inappropriate risk taking by the Company’s executive officers and other employees. The Compensation Committee has determined that the current compensation structure aligns the interests of the executive officers with those of the Company without providing rewards for excessive risk taking by awarding a mix of fixed and performance based or discretionary bonuses with the performance based compensation focused on profits as opposed to revenue growth.

During the years ended December 31, 2017 and 2016, less than 1% of the total compensation paid to employees was paid in performance-based compensation, including commissions and bonuses.

Equity Awards – 2017

The following table shows the grant of equity awards to the Named Executive Officers during 2017. We did not grant any equity awards in the form of shares to any of the Named Executive Officers during 2017 and consequently have omitted those columns from the table which would have described such awards.

GRANT OF PLAN-BASED AWARDS

		All Other Option
		Awards: Number of	Grant Date Fair Value
		Securities Underlying	of Stock and Option
Name	Grant Date	Options (#)	Awards ($)
Luciano Melluzzo	09/11/2017	270,000	$218,700
Michael Recca	07/24/2017	50,000	$48,100
Peter Rettaliata	07/24/2017	50,000	$48,100

Outstanding Equity Awards at 2017 Year-End

The following table shows certain information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Luciano Melluzzo	90,000	180,000	$1.50	09/30/2024	—	—
Michael Recca	—	50,000	1.42	7/24/2024	—	—
	25,000	25,000	10.31	5/1/2021	—	—
	23,026	—	4.50	7/29/2018	—	—
	56,250		6.60	8/31/2020
Peter Rettaliata	—	50,000	1.42	7/24/2024	—	—
	18,750	—	6.60	8/31/2020	—	—
	51,716	—	4.50	7/29/2018	—	—

Equity Incentive Plans

We have four equity incentive plans, the 2017 Equity Incentive Plan (the “2017 Plan”), which our Board of Directors adopted on July 24, 2017 our stockholders approved on October 3, 2017, the 2016 Equity Incentive Plan (“the “2016 Plan”), which our Board of Directors adopted in June 2016 and our stockholders approved on November 30, 2016, the 2015 Equity Incentive Plan (the “2015 Plan”), which our Board of Directors adopted in March 2015 and our stockholders approved in June 2015, and the 2013 Equity Incentive Plan (the “2013 Plan”), which our Board of Directors adopted in May 2013 and our stockholders approved in July 2013. The Plans are virtually identical, except that the 2017 Plan authorizes the issuance of 1,200,000 shares of common stock, the 2016 Plan and the 2015 Plan authorizes the issuance of 350,000 shares of common stock and the 2013 Plan authorizes the issuance of 600,000 shares.

The Plans permit the Company to grant stock awards and non-qualified and incentive stock options to employees, directors and consultants. The Plans are administered by the Compensation Committee of the Board and each has a term of ten years from the date it was adopted by the Board.

We adopted the Plans to provide a means by which employees, directors, and consultants of our Company and those of our subsidiaries and other designated affiliates, which we refer to together as our affiliates, may be given an opportunity to purchase our common stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success and the success of our affiliates.

Transactions with Related Persons

Our Policy Concerning Transactions with Related Persons

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant shareholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our Directors or Executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

The Audit Committee of the Board of Directors is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

Transactions

The following includes a summary of transactions since January 1, 2017, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

From time to time when needed, we have borrowed funds from Michael Taglich and Robert Taglich, as discussed below. In addition, as discussed below, Taglich Brothers, of which Michael Taglich and Robert Taglich are principals, has acted as placement agent for offerings of our securities and provided us with other investment banking and advisory services.

On February 7, 2017, we issued and sold to Robert Taglich our 8% Subordinated Convertible Note due January 31, 2019 in the principal amount of $250,000 (one of a series of our 8% Subordinated Convertible Notes due January 31, 2019, hereinafter referred to as the “2019 Notes”), together with a five year warrant to purchase 19,230 shares of common stock for a purchase price of $250,000. The 2019 Note issued to Robert Taglich has a conversion price of $3.71 per share, and the warrant issued to Robert Taglich has an exercise price of $3.71 per share. The conversion price of the 2019 Notes and the exercise price of the warrants, as well as the number of shares issuable upon conversion of the 2019 Notes and the exercise of the warrants, are subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations. The warrants may be exercised until January 31, 2022 and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

As compensation for its services as placement agent for the private placement in February 2017 of the 2019 Notes, we issued to Taglich Brothers, in lieu of cash payment of sales commissions, 2019 Notes in the principal amount of $80,000 (of which a 2019 Note in the principal amount of $20,000 has a conversion price of $3.71 per share and a 2019 Note in the principal amount of $60,000 has a conversion price of $4.45 per share). We also issued to Taglich Brothers five-year placement agent warrants to purchase 29,816 shares of common stock at an exercise price of $4.45 per share having the same terms as the warrants issued to purchasers of the 2019 Notes in the February 2019 private placement.

On March 8, 2017, we issued and sold to Robert Taglich a 2019 Note in the principal amount of $100,000, together with a five year warrant to purchase 7,692 shares of common stock for a purchase price $100,000. The 2019 Note issued to Robert Taglich has a conversion price of $3.30 per share, and the warrant issued to Robert Taglich has an exercise price of $3.30 per share. The conversion price of the 2019 Notes and the exercise price of the warrants, as well as the number of shares issuable upon conversion of the 2019 Notes and the exercise of the warrants, are subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations. The warrants may be exercised until January 31, 2022 and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

As compensation for its services as placement agent for the private placement in March 2017 of the 2019 Notes, we issued to Taglich Brothers, in lieu of cash payment of sales commissions, 2019 Notes in the principal amount of $96,000 (of which a 2019 Note in the principal amount of $44,400 has a conversion price of $3.30 per share, a 2019 Note in the principal amount of $43,600 has a conversion price of $3.78 per share and a 2019 Note in the principal amount of $8,000 has a conversion price of $3.25 per share) and five-year warrants to purchase a total of 7,386 shares of common stock (of which warrants to purchase 3,416 shares have an exercise price of $3.30 per share, warrants to purchase 3,354 shares have an exercise price of $3.78 and warrants to purchase 616 shares have an exercise price of $4.00). We also issued to Taglich Brothers placement agent warrants to purchase a total of 36,877 shares of common stock, of which warrants to purchase 17,030 shares have an exercise price of $3.30 per share, warrants to purchase 16,770 shares have an exercise price of $3.78 and warrants to purchase 3,077 shares have an exercise price of $4.00, and having the same terms as the warrants issued to purchasers of the 2019 Notes in the March 2019 private placement.

On March 17, 2017, we borrowed $200,000 and $300,000 from each of Michael Taglich and Robert Taglich, respectively, evidenced by our promissory notes in the principal amounts of $200,000 and $300,000 (the “Taglich Notes”). The Taglich Notes bear interest at the rate of 7% per annum and are payable on March 17, 2018. The Taglich Notes were subsequently amended to provide for the automatic conversion of the indebtedness evidenced thereby into shares of common stock at a conversion price of $1.50 per share, the public offering price of the shares of our common stock sold in the public offering in July 2017 (the “Public Offering”), and upon stockholder approval of the certain restructuring transactions (the “Restructuring Transactions”) on October 3, 2017 were converted into a total of 346,992 shares of common stock, of which 138,797 were issued to Michael Taglich and 208,195 were issued to Robert Taglich.

On May 2, 2017, we borrowed $500,000 from each of Michael Taglich and Robert Taglich, and on May 10, 2017 we borrowed an additional $250,000 from each of Michael Taglich and Robert Taglich (collectively, the “Taglich Loans”). The Taglich Loans were exchanged for an equal principal amount of our Subordinated Convertible Notes due May 2019 (the “May 2018 Notes”).

On May 12, 2017 each of Michael Taglich and Robert Taglich acquired $774,217 principal amount of our May 2018 Notes, together with warrants to purchase 93,279 shares of our common stock, in consideration for the cancellation of the indebtedness related to the Taglich Loans. For a discussion of the terms of the May 2018 Notes, see the section of this prospectus captioned “Description of Securities – May 2018 Notes”. On May 19, 2017, a partnership of which Michael Taglich and Robert Taglich are partners (the “Taglich Partnership”), acquired $205,780 principal amount of May 2018 Notes and warrants to purchase 24,792 shares of our common stock for a purchase price of $199,786. The warrants, when issued, were exercisable at an initial exercise price of $2.49 per share until May 12, 2022, and may be exercised on a cashless basis for a lesser number of shares based upon prevailing market prices when exercised. The exercise price of the warrants is subject to anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as recapitalizations, mergers and other business combination transactions. In accordance with the terms of the warrants, the exercise price has been reduced to $1.50 per share, the public offering price of the shares of common stock sold in the Public Offering. We have agreed to pay Taglich Brothers $176,155 in sales commissions in connection with the May 2018 Note financing.

The May 2018 Notes owned by Michael Taglich, Robert Taglich and the Taglich Partnership were subsequently amended to require stockholder approval for the conversion thereof to comply with applicable rules of the NYSE American, and upon stockholder approval of the Restructuring Transactions on October 3, 2017, were converted into a total of 1,169,475 shares of common stock, of which 516,144 shares were issued to each of Michael Taglich and Robert Taglich, with the remaining 137,187 shares issued to the Taglich Partnership.

In connection with the Public Offering, on July 12, 2017, we amended the Certificate of Designation authorizing the issuance of the Series A Preferred Stock, to provide for the automatic conversion of the outstanding shares of Series A Preferred Stock into shares of common stock at a conversion price of $1.50 per shares, the public offering price of the shares sold in the Public Offering, subject to stockholder approval in accordance with the applicable rules of the NYSE American, including the automatic conversion of 298,968 shares of Series A Preferred Stock beneficially owned by Michael Taglich and 105,696 shares of Series A Preferred Stock beneficially owned by Robert Taglich, into 1,993,120 shares and 704,640 shares, respectively, of common stock. Upon stockholder approval of the Restructuring Transactions on October 3, 2017, the outstanding shares of Series A Preferred Stock were converted into shares of common stock.

On November 29, 2017 we entered into a Placement Agency Agreement with Taglich Brothers, Inc., as placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to offer on behalf of the Company, on a best efforts basis, up to 1,600,000 shares of the Company’s common stock (the “Shares”) to accredited investors (the “Offering”), together with five-year warrants to purchase 24,000 shares of  common stock for each $100,000 of Shares purchased (the “Warrants”), in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Offering commenced November 29, 2017, and terminated on January 9, 2018. Under the terms of the Placement Agency Agreement, the Placement Agent is entitled to a placement agent fee equal to 8% of the gross proceeds of the Offering, payable at the Company’s option, in cash or additional shares of common stock and warrants having the same terms and conditions as the Shares and Warrants.

On November 29, 2017 Michael Taglich and Robert Taglich purchased 144,927 shares and 72,463 shares, respectively, of our common stock, together with warrants to purchase an additional 48,000 shares and 24,000 shares, respectively, of common stock, for a purchase price of $200,000 and $100,000, respectively, as part of a private placement of our equity securities exempt from the registration requirements of the Securities Act. The purchase price for the shares and warrants purchased by Michael Taglich and Robert Taglich was $1.38 per share, the closing price of a share of common stock immediately prior to the purchase. The warrants have an exercise price of $1.50 per share, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations, and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise. The warrants may be exercised until November 30, 2022.

Taglich Brothers, Inc., which acted as placement agent for the sale of the shares and warrants, received a placement agent fee equal to $56,000 (8% of the amounts invested), payable at the Company’s option, in cash or additional shares of common stock and warrants having the same terms and conditions as the shares and warrants issued in the offering.

On March 29, 2018 and April 4, 2018, Michael Taglich and Robert Taglich advanced $1,000,000 and $100,000, respectively, to our company for use as working capital. In May 2018, these advances were applied against the purchase price of our Subordinated Notes due May 31, 2019 (the “Notes”), which we issued together with shares of common stock (the “Shares”), as part of a private placement (the “Note Offering”). We issued to Michael Taglich $1,000,000 principal amount of Notes and 178,571 shares of common stock for a purchase price of $1,000,000 and we issued to Robert Taglich $100,000 principal amount of Notes and 17,857 shares of common stock. Seventy percent (70%) of the total purchase price for the Notes and Shares purchased by each investor was allocated to the Notes, with the remaining thirty percent (30%) allocated to the Shares. The number of Shares issued to Michael Taglich and Robert Taglich was calculated based upon $1.68, the closing price of the common stock on the trading day immediately preceding the date they purchased the Notes and shares of common stock in the Note Offering.  In addition, we issued to Taglich Brothers, of which Michael Taglich and Robert Taglich are the principals, which acted as placement agent for the Note Financing, a Note in the principal amount of $48,000 and 8,571 shares of Common Stock in lieu of cash payment for the sales commissions with respect to the Note Financing.

In September 2018, holders of a majority of the outstanding principal amount of our 8% Subordinated Convertible Notes due November 30, 2018 and January 31, 2019 (collectively, the 8% Notes”) consented to an amendment to the terms of the 8% Notes to extend the maturity date to December 31, 2020 and to provide that interest on the 8% Notes, as amended (the “Amended Notes”), shall accrue and be paid on the due date of the Amended Notes or, if earlier, upon conversion of the Amended Notes into shares of our common stock. From and after September 30, 2018, interest on the unpaid principal amount of the Amended Notes shall accrue and be paid at the rate of six (6%) percent per annum, if paid in cash, or at the rate of eight (8%) percent per annum if converted into common stock.

At September 30, 2018, Michael Taglich, Robert Taglich and Taglich Brothers (collectively, the “Taglich Parties”) owned $1,300,000, $650,000 and $382,000, respectively, principal amount of 8% Notes, with accrued interest thereon from the date of issuance through September 30, 2018 of $203,613, $120,097 and $68,294, respectively. In consideration for waiving all defaults in payment of principal and accrued interest on the 8% Notes through the date of the amendment, the conversion price of the Amended Notes owned by the Taglich Parties and the other holders of the Amended Notes has been reduced to $1.50 per share, subject to the anti-dilution adjustments set forth in the Amended Notes and the 8% Notes, and we issued to the Taglich Parties and the other holders of the 8% Notes such number of shares of our common stock calculated based upon a value of $1.39 per share, the closing market price of our common stock on the NYSE American on September 28, 2018, the date immediately prior to the date the holders of a majority of the outstanding principal amount of the 8% Notes approved the amendment as is equal to the interest accrued on their 8% Notes from the date of issuance through September 30, 2018. As a result, we issued to Michael Taglich, Robert Taglich and Taglich Brothers 146,484 shares, 86,401 shares and 49,132 shares, respectively, of our common stock.

For soliciting noteholders in connection with the adoption of the amendment, we have agreed to pay Taglich Brothers $95,550, representing a fee equal to 2% of the outstanding principal amount of Notes whose registered holders (other than Taglich Brothers) received shares of our Common Stock in lieu of cash payment of accrued interest on the 8% Notes as of September 30, 2018.

On October 1, 2018, we sold 800,000 shares of our common stock and warrants to purchase 280,000 additional shares of our common stock for gross proceeds of $1,000,000 to RBI Private Investment III, LLC, an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”), in a private offering exempt from the registration requirements of the Securities Act under Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act. We have agreed to pay Taglich Brothers $70,000 (7% of the gross proceeds of the offering) for acting as placement agent for the offering.

Taglich Brothers or its affiliates may in the future provide investment banking, commercial banking and/or other services to us from time to time, for which they may in the future receive customary fees and expenses.

The foregoing transactions were reviewed and approved by the Audit Committee or our Board of Directors. We believe that the terms of each transaction were not less favorable to us than those terms that could be obtained from an unaffiliated third party.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding beneficial ownership of our common stock as of October 4, 2018, as adjusted for recent amendments to our 8% Subordinated Convertible Notes (the “Notes”) described below (the (“Note Amendments”), by (i) each person known by us to own beneficially more than 5% of our outstanding common stock, (ii) each of our directors, (iii) our chief executive officer and the other Named Executive Officers, and (iii) all of our directors and executive officers as a group.

Pursuant to the Note Amendments, we have issued a total of 663,286 shares of Common Stock in payment of accrued but unpaid dividends on the Notes at September 30, 2018.

Except as otherwise indicated, we believe, based on information provided by each of the individuals named in the table below, that such individuals have sole investment and voting power with respect to such shares, subject to community property laws, where applicable. As of October 4, 2018, we had outstanding 26,413,737 shares of Common Stock. The ownership percentages set forth in the table have been calculated based upon an adjusted total of 27,077,023 shares of Common Stock, which gives effect to the issuance of the 663,286 shares issued in connection with the Note Amendments. Except as stated in the table, the address of the holder is c/o our company, 360 Motor Parkway, Suite 100, Hauppauge, New York 11788.

Directors and Executive Officers:	Number of Shares Beneficially Owned		Percent

Michael N. Taglich	5,433,501	(1)	18.87%
Robert F. Taglich	3,432,752	(2)	12.15%
Peter D. Rettaliata	89,202	(3)	*
David Buonanno	48,516	(4)	*
Robert Schroeder	141,540	(5)	*
Michael Brand	94,915	(6)	*
Michael Porcelain	23,500	(7)	*
Luciano Melluzzo, President and CEO	210,000	(8)	*
Daniel Godin, former President and CEO	0	(9)	—
Michael Recca, CFO	106,250	(7)	*
All Directors and Executive Officers as a group (9 persons owning shares)	8,987,961	(10)	30.03%

Beneficial Ownership of More Than 5% of Shares:
Richmond Brothers, Inc. et al. (11)		(11)	(11)

*	Less than 1%

(1)	Includes 3,496,915 shares owned by Mr. Taglich, 217,054 shares owned by Taglich Brothers and other entities controlled by Mr. Taglich, 1,121,334 shares he may acquire upon conversion of the Notes (including 254,667 shares that may be acquired by Taglich Brothers upon conversion of the Notes), 573,948 shares he may acquire upon exercise of warrants (including 95,702 shares which may be acquired by Taglich Brothers and 24,792 shares which may be acquired by a partnership of which he is a partner) and 24,250 shares he may acquire upon exercise of options, in each case exercisable within 60 days.

(2)	Includes 2,003,507 shares owned by Mr. Taglich, 217,054 shares owned by Taglich Brothers and other entities controlled by Mr. Taglich, 44,760 shares owned by custodial accounts for the benefit of his children under the NY UGMA, 688,000 shares he may acquire upon conversion of the Notes (including 254,667 shares that may be acquired by Taglich Brothers upon conversion of the Notes), 454,931 shares he may acquire upon exercise of warrants (including 95,702 shares which may be acquired by Taglich Brothers, 24,792 shares which may be acquired by a partnership of which he is a partner and 3,416 shares which may be acquired as custodian for his children) and 24,250 shares he may acquire upon exercise of options, in each case exercisable within 60 days.

(3)	Includes 36,250 shares he may acquire upon exercise of options exercisable within 60 days.

(4)	Includes 1,016 shares he may acquire upon exercise of warrants and 24,250 shares he may acquire upon exercise of options, in each case exercisable within 60 days.

(5)	Includes 55,278 shares he may acquire upon exercise of warrants and 24,250 shares he may acquire upon exercise of options, in each case exercisable within 60 days.

(6) (7)	Includes 74,250 shares he may acquire upon exercise of options exercisable within 60 days. Represents shares he may acquire upon exercise of options exercisable within 60 days.

(8)	Includes 180,000 shares he may acquire upon exercise of options exercisable within 60 days.

(9)	Mr. Godin resigned as President and CEO effective March 24, 2017. Options to purchase 100,000 shares of common Stock expired unexercised as of that date.

(10)

Includes 1,052,194 shares that may be acquired upon conversion of Notes, 1,108,488 shares that may be acquired upon exercise of warrants and 517,250 shares that may be acquired upon exercise of options, in each case exercisable within 60 days.

(11)

The information set forth below is based on the amended Schedule 13D filed with the SEC and the Company on October 9, 2018 reflecting ownership as of that date. By virtue of their Joint Filing Agreement, dated October 9, 2018, the persons and entities affirm their membership in a group under SEC Rule 13d-5(b) and the group is deemed to beneficially own all of the shares beneficially owned by the group members. The beneficial ownership of each of the group members was disclosed as follows, based upon 27,388,914 shares outstanding:

	Sole Voting Power		Shared Voting Power	Sole Dispositive Power		Shared Dispositive Power		Total		Percent
Richmond Brothers, Inc.(a)	--		--	--		4,289,219	#	4,289,219	#	15.5%

RBI Private Investment II, LLC	15,333		--	15,333		--		15,333		*

RBI Private Investment III, LLC	1,080,000	+	--	1,080,000	+	--		1,080,000	+	3.9%

RBI PI Manager, LLC(b)	1,095,333	+	--	1,095,333	+	--		1,095,333	+	4.0%

Richmond Brothers 401(k) Profit Sharing Plan	67,006		--	67,006		--		67,006		*

David S. Richmond(c)	1,095,333	+	67,006	1,095,333	+	4,356,225	#	5,451,558	#+	19.5%

Matthew J. Curfman(d)	--		67,006	--		4,356,225	#	4,356,225	#	15.7%

(a)	Held as investment advisor to certain separately managed accounts.
(b)	Includes the shares owned by RBI Private Investment II, LLC and RBI Private Investment III, LLC.
(c)

Sole voting and dispositive power includes shares owned by Mr. Richmond directly and by RBI Private Investment II, LLC and RBI Private Investment III, LLC. Shared voting and dispositive power includes shares owned by Richmond Brothers, Inc. and the Profit Sharing Plan.

(d)	Sole voting and dispositive power includes shares owned by Mr. Curfman. Shared voting and dispositive power includes shares owned by Richmond Brothers, Inc. and the Profit Sharing Plan.

# Includes 312,000 shares which may be acquired upon exercise of warrants.

+ Includes 280,000 shares which may be acquired upon exercise of warrant.

* Less than 1 percent

The address for Richmond Brothers, Inc., RBI Private Investment I, LLC, RBI Private Investment II, LLC, RBI PI Manager, LLC, Richmond Brothers 401(k) Profit Sharing Plan, David S. Richmond and Matthew J. Curfman is 3568 Wildwood Avenue, Jackson, Michigan 49202.

Audit Committee Report to Stockholders

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent within the meaning of NYSE MKT Rule 803A(2). The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2017 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards Update No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2017 filed with the SEC.

The Audit Committee also has appointed, subject to stockholder ratification, Rotenberg Meril Solomon Bertiger & Guttilla, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Respectfully submitted,

THE AUDIT COMMITTEE

Michael D. Porcelain, Chairman Robert C. Schroeder David J. Buonanno

The Report of the Audit Committee should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report of the Audit Committee therein by reference.

PROPOSAL TWO

Approval of Issuance of Shares to Michael Taglich, Robert Taglich and Taglich Brothers In Connection with Private Placement of Subordinated Notes due May 31, 2019

In May 2018, we completed a private placement of an aggregate principal amount of $1,200,000 of our Subordinated Notes due May 31, 2019 (the “Notes”), together with a total of 215,062 shares of Common Stock (the “Shares”), for a total purchase price of $1,200,000 (the “Note Financing”), with three accredited investors, including Michael Taglich and Robert Taglich, directors of our company. In addition, we issued to Taglich Brothers, of which Michael Taglich and Robert Taglich are the principals, which acted as placement agent for the Note Financing, a Note in the principal amount of $48,000 and 8,571 shares of Common Stock in lieu of cash payment for sales commissions with respect to the Note Financing. We allocated seventy percent (70%) of the total purchase price for the securities purchased by each investor to the Notes with the remaining thirty percent (30%) allocated to the Shares.

Michael Taglich and Robert Taglich invested $1,000,000 and $100,000, respectively, in the Note Financing. Based upon the foregoing formula for allocating the purchase price between the Note and the Shares, we issued to Michael Taglich a Note in the principal amount of $1,000,000, together with 178,571 shares of Common Stock, and to Robert Taglich a Note in the principal amount of $100,000, together 17,857 shares of Common Stock. The number of shares we issued to Michael Taglich and Robert Taglich was calculated based upon $1.68, the closing price of the Common Stock on the trading day immediately preceding the date of their purchase.

Section 711 of the rules of the NYSE American Stock Exchange (“NYSE American Rules”), upon which our shares of Common Stock are listed, require stockholder approval for the issuance of shares of our Common Stock to directors, officers, employees or consultants of our company, with certain exceptions.

Section 713 of the NYSE American Rules requires stockholder approval for the issuance of shares of its common stock (other than as part of a public offering) to officers, directors and principal stockholders of a company at less than the greater of book value and the closing market price of its common stock on the trading date immediately preceding the date of the closing relating to that issuance.

Based upon the listing application we had filed with the NYSE American in connection with the Note Financing which set forth the formula we intended to use to allocate the purchase price between the Note and the Shares, we were of the belief that stockholder approval for the issuance of the shares to Michael Taglich and Robert Taglich would not be required. However, subsequent to the issuance of the Notes and Shares, we were advised by the staff of the NYSE American that stockholder approval for the issuance of the shares of Common Stock to Michael Taglich and Robert Taglich was required under Section 711 of the NYSE American Rules. The staff of the NYSE American’s position was based upon its view that the entire purchase price paid in the Note Financing should have been allocated to the Notes and that no value should have been allocated to the Shares. Consequently, by this Proposal 3 we are seeking stockholder approval for the issuance to Michael Taglich and Robert Taglich of 178,571 shares and 17,857 shares, respectively, of our Common Stock as part of the Note Financing and the issuance of 8,571 shares of Common Stock to Taglich Brothers in part payment of sales commissions payable with respect to the Note Financing.

The votes cast “for” must exceed the votes cast “against” to approve the Proposal to Approve the Issuance of Shares to Michael Taglich, Robert Taglich and Taglich Brothers in connection with the Note Financing. Abstentions are not counted as votes “for” or “against” this proposal. The shares issued to Michael Taglich, Robert Taglich and Taglich Brothers in connection with the Note Financing are not entitled to vote on this proposal. If this proposal is not approved by the stockholders at the Annual Meeting, the shares of Common Stock issued to Michael Taglich, Robert Taglich and Taglich Brothers in connection with the Note Financing will be cancelled and we will be obligated to refund the amounts Michael Taglich and Robert Taglich paid for their Notes and Shares.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE ADOPTION OF PROPOSAL TWO

PROPOSAL THREE:

Independent Registered Public Accounting Firm

The Audit Committee has appointed Rotenberg Meril Solomon Bertiger & Guttilla, P.C. to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2018. Rotenberg Meril Solomon Bertiger & Guttilla, P.C. does not expect to have a representative present at the Annual Meeting.

We are asking our stockholders to ratify the selection of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

As required by our Audit Committee charter, our Audit Committee pre-approved the engagement of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. for all audit and permissible non-audit services. The Audit Committee annually reviews the audit and permissible non-audit services performed by our principal accounting firm and reviews and approves the fees charged by our principal accounting firm. The Audit Committee has considered the role of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. in providing tax and audit services and other permissible non-audit services to us and has concluded that the provision of such services, if any, was compatible with the maintenance of such firm's independence in the conduct of its auditing functions.

During fiscal year 2017 and fiscal year 2016, the aggregate fees which we paid to or were billed by Rotenberg Meril Solomon Bertiger & Guttilla, P.C. for professional services were as follows:

	Year Ended December 31,
	2017	2016
Audit Fees(1)	$832,000	$721,000
Audit Related Fees(2)	-	4,000
Tax Fees(3)	72,000	92,000

	$904,000	$817,000

(1)	Fees for services to perform our annual audit of financial statements, review of financial statements included in our quarterly filings included in Form 10-Q, and fees for services that are normally provided by the accountant for statutory and regulatory filings. This category includes fees for services rendered that only the auditor reasonably can provide, including comfort letters, consents, assistance with and review of documents filed with the SEC and accounting and financial reporting consultations billed as audit services. The annual audit fee included in this category was $500,000 and $516,000 for 2017 and 2016, respectively. Registration statements, consents and comfort letter fees were $93,000 and $47,000 for 2017 and 2016, respectively. The balance of the fees in this category were for the reviews of our quarterly financial statements.

(2)	Fees for assurance and related services that are traditionally performed by our independent registered public accounting firm, such as due diligence services related to mergers and acquisitions, accounting consultation and audits in connections with acquisitions, consultation concerning financial accounting and reporting standards not classified as audit fees and attest services not required by statute or regulation.

(3)	Fees for tax compliance, tax advice and planning. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions and requests for rulings or technical advice from taxing authorities.

The proposal to ratify the Audit Committee’s selection of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. as our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the outstanding shares of common stock cast in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE ADOPTION OF PROPOSAL THREE

STOCKHOLDER PROPOSALS

Stockholders wishing to include proposals in the proxy materials in relation to our 2019 Annual Meeting of Stockholders must submit the same in writing, by mail, first-class postage pre-paid, to Air Industries Group, 360 Motor Parkway, Suite 100, Hauppauge, NY 11788, Attention: Corporate Secretary, which must be received at our executive office on or before June 18, 2019 (unless we hold our annual meeting more than 30 days earlier next year, in which case the deadline will be a reasonable period of time prior to the date we begin to print and send our proxy materials for the annual meeting). Our Board of Directors will review any stockholder proposals that are filed as required and, with the assistance of our Corporate Secretary, will determine whether such proposals meet the criteria prescribed by Rule 14a-8 under the Exchange Act for inclusion in our 2019 proxy solicitation materials or consideration at the 2019 Annual Meeting. If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

OTHER MATTERS

Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

ANNUAL REPORT

A copy of the our Annual Report on Form 10-K for the year ended December 31, 2017, as amended (the “2017 Form 10-K”), is enclosed with this Proxy Statement and is available on our website (http://www.airindustriesgroup.com). We will provide copies of the exhibits to the 2017 Form 10-K upon payment of a nominal fee to cover the reasonable expenses of providing those exhibits. Requests should be directed to our Corporate Secretary by phone at (631) 881-4920 or by mail to Air Industries Group, 360 Motor Parkway, Suite 100, Hauppauge, NY 11788. The 2017 Form 10-K and the exhibits thereto also are available free of charge from the SEC’s website (http://, www.sec.gov.). The Annual Report is not to be considered as proxy solicitation material.

By Order of the Board of Directors,

/s/ Luciano Melluzzo
President and Chief Executive Officer

October 16, 2018

YOU HAVE THE OPTION OF VOTING YOUR PROXY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR TOLL FREE VIA TOUCH-TONE PHONE AT 1-800-690-6903. YOU MAY VOTE UP UNTIL 11:59 P.M. EASTERN TIME ON NOVEMBER 28, 2018.

ALTERNATIVELY, STOCKHOLDERS MAY CHOOSE TO VOTE BY MAIL VIA PROXY. IF YOU WISH TO VOTE BY PROXY, WE WILL PROMPTLY DELIVER, UPON ORAL OR WRITTEN REQUEST, A COPY OF THE PROXY MATERIALS TO YOU. WE WILL FILL YOUR REQUEST IN THREE BUSINESS DAYS. YOU MAY REQUEST PAPER OR E-MAIL DELIVERY BY CALLING 1-800-579-1639 OR BY MAIL TO AIR INDUSTRIES GROUP, 360 MOTOR PARKWAY, SUITE 100, HAUPPAUGE, NY 11788.

UPON RECEIPT OF A PROXY CARD, YOU ARE REQUESTED TO DATE AND SIGN THE PROXY CARD AND RETURN IT IN THE SELF-ADDRESSED ENVELOPE WHICH WE WILL PROVIDE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

AIR INDUSTRIES GROUP 360 Motor Parkway, Suite 100 Hauppauge, NY 11788	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 28, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Air Industries Group in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 28, 2018. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M46399-P18838 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AIR INDUSTRIES GROUP The Board of Directors recommends you vote FOR the following:
				For All		Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors				☐		☐	☐				☐

01)	Michael N. Taglich	05)	Robert C. Schroeder
02)	Peter D. Rettaliata	06)	Michael Brand
03)	Robert F. Taglich	07)	Michael D. Porcelain
04)	David J. Buonanno
The Board of Directors recommends you vote FOR proposal 2:
									FOR	AGAINST	ABSTAIN
2.	Approval of Issuance of Shares to Michael Taglich, Robert Taglich and Taglich Brothers In Connection with Private Placement of Subordinated Notes due May 31, 2019.								☐	☐	☐
The Board of Directors recommends you vote FOR proposal 3:
									FOR	AGAINST	ABSTAIN
3.	Ratification of the appointment of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.								☐	☐	☐
NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s) and, in the discretion of the proxies, upon such other business as may properly come before the meeting. If no direction is made, this proxy will be voted FOR the nominees for the Board of Directors listed in item 1, and FOR items 2 and 3.
							YES	NO
Please indicate if you plan to attend this meeting.							☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]					Date				Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report to Stockholders, including Annual Report on Form 10-K, Notice of Annual Meeting of
Stockholders and Proxy Statement are available at www.proxyvote.com.

M46400-P18838

AIR INDUSTRIES GROUP

Annual Meeting of Stockholders

November 29, 2018

This Proxy is Solicited on Behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Luciano Melluzzo and Michael E. Recca, and each of them, as proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Air Industries Group (the “Company”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M., Eastern Time, on November 29, 2018, at the offices of the Company, 360 Motor Parkway, Suite 100, Hauppauge, New York 11788, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, AND FOR PROPOSALS 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side